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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                        OMEGA HEALTHCARE INVESTORS, INC.

                                                              JURISDICTION OF
                           NAMES                               INCORPORATION
                           -----                              ---------------
Bayside Street, Inc. .......................................  Maryland
Delta Investors I, LLC .....................................  Maryland
Delta Investors II, LLC ....................................  Maryland
Jefferson Clark, Inc. ......................................  Maryland
OHI (Clemmons), Inc. .......................................  North Carolina
OHI (Florida), Inc. ........................................  Florida
OHI (Greensboro), Inc. .....................................  North Carolina
OHI (Illinois), Inc. .......................................  Illinois
OHI (Iowa), Inc. ...........................................  Iowa
OHI (Kansas), Inc. .........................................  Kansas
OS Leasing .................................................  Kentucky
Sterling Acquisition Corp. .................................  Kentucky
Sterling Acquisition Corp. II ..............................  Kentucky